Exhibit 10.17

FIFTH AMENDMENT TO LEASE

BETWEEN

ES EAST, LLC (LANDLORD)

AND

AMYRIS, INC. (TENANT)

AT EMERYSTATION EAST

5885 HOLLIS STREET, EMERYVILLE, CA

THIS FIFTH AMENDMENT TO LEASE (this “Fifth Amendment”), dated as of October 15, 2010 (the “Effective Date”), is entered into by and between ES EAST, LLC, a California limited liability company (“Landlord”), and AMYRIS, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

A. Landlord (as successor-in-interest to ES East Associates, LLC) and Tenant (as successor-in-interest to Amryis Biotechnologies, Inc., a California corporation) are parties to that certain Lease dated as of August 22, 2007 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of March 10, 2008 (the “First Amendment”), that certain Second Amendment to Lease dated as of April 25, 2008 (the “Second Amendment”), that certain Third Amendment to Lease dated as of July 31, 2008 (the “Third Amendment”), that certain Commencement Date Agreement dated October 14, 2008 (the “Commencement Date Agreement”), and that certain Fourth Amendment to Lease dated as of November 14, 2009 (the “Fourth Amendment”) (the Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Commencement Date Agreement and the Fourth Amendment, is referred to herein as the “Lease”).

B. Pursuant to the Lease, Landlord leases to Tenant space containing approximately 91,571 rentable square feet (the “Premises”) described as Suite Number 100 on the first (1st) floor and Suite Numbers 200 and 250 on the second (2nd) floor of the building commonly known as EmeryStation East, located at 5885 Hollis Street, Emeryville, California (the “Building”).

C. Landlord and Tenant now desire to amend the Lease to add additional space in the Building to the Premises, such space containing a total of approximately 21,813 rentable square feet, and comprising the following suites:

(a)	“Suite 155”	–	5,396 rsf
(b)	“Suite 165”	–	5,396 rsf
(c)	“Suite 170”	–	3,669 rsf
(d)	“Suite 180”	–	7,352 rsf

		Total	21,813 rsf

Suite 155, Suite 165, Suite 170, Suite 180 and the portions of the first (1st) floor of the Building that had previously constituted Common Areas prior to Tenant’s lease of the entire first (1st) floor by the addition of the Fifth Amendment Expansion Space, namely the corridor, restrooms and lobby/seating area (collectively, the “Fifth Amendment Expansion Space”) are shown on Exhibit A attached hereto and incorporated herein. Collectively, the Fifth Amendment

Expansion Space shall be referred to as “Suite 150” and added to the Premises, on the terms and conditions set forth in this Fifth Amendment.

NOW, THEREFORE, in consideration of the above recitals, which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Fifth Amendment Expansion

(a) Terms of Lease for Fifth Amendment Expansion Space.

(i) Fifth Amendment Expansion Space Commencement Date. The term of the Lease with respect to the Fifth Amendment Expansion Space (the “Fifth Amendment Expansion Space Term”) shall commence on the Fifth Amendment Expansion Space Commencement Date (as hereafter defined) and shall expire on the Expiration Date (i.e., May 31, 2018) (subject to extension pursuant to Section 2.8 of the Lease, as amended herein). The “Fifth Amendment Expansion Space Commencement Date” shall be the date upon which Landlord delivers (or would have delivered, absent the impact of any Tenant Delay) exclusive possession of the Fifth Amendment Expansion Space to Tenant with (i) the Landlord Fifth Amendment Expansion Work (defined in the “Fifth Amendment Expansion Workletter” attached hereto as Exhibit B) Substantially Complete, (ii) the Fifth Amendment Expansion Space in “broom clean” condition and with all Building systems in good working order, (iii) the Air Handler Unit (defined in Section 5) installed and in good working order, and (iv) the portions of the first (1st) floor of the Building that had previously constituted Common Areas prior to Tenant’s lease of the entire first (1st) floor by the addition of the Fifth Amendment Expansion Space (i.e., corridor, restrooms and lobby/seating area) in good working order and in compliance with all Law as applicable and as interpreted as of the Effective Date hereof, including all building codes and the ADA. Landlord shall provide Tenant with written notice of the date that is twenty (20) days prior to the date that Landlord reasonably anticipates that the Landlord Fifth Amendment Expansion Work will be Substantially Complete. Tenant shall be allowed access into the Fifth Amendment Expansion Space from and after such date specified by Landlord in such notice for installation of furniture, fixtures, phone and cabling, provided that such early access shall not interfere with the completion of the Landlord Fifth Amendment Expansion Work. Any such early entry shall be subject to all the terms and provisions of the Lease, as amended by this Fifth Amendment, except that Tenant shall have no obligation to pay Monthly Base Rent, Additional Rent or other charges with respect to the Fifth Amendment Expansion Space during such early entry period other than the payment of Operating Expenses and Taxes on the Fifth Amendment Expansion Space as explicitly called for in Section 1(a)(ii) hereof. Within thirty (30) days following the occurrence of the Fifth Amendment Expansion Space Commencement Date, Landlord and Tenant shall enter into a “Fifth Amendment Expansion Space Commencement Date Agreement” (the form of which shall be substantially the same as Rider 1 attached to the Original Lease) confirming the Fifth Amendment Expansion Space Commencement Date, the monthly Air Availability Fee (defined in Section 5), and, if applicable, the Fifth Amendment Expansion Allowance Monthly Amortization Payments (more fully defined in Section 4(b)(i) of the Fifth Amendment Expansion Workletter). If Tenant fails to enter into the Fifth Amendment Expansion Space Commencement Date Agreement (provided the same is accurate), then the Fifth Amendment Expansion Space Commencement Date, the amount of the monthly Air Availability Fee, and, if applicable, the amount of the Fifth Amendment Expansion Allowance Monthly Amortization Payments shall all be as designated by Landlord in the Fifth Amendment Expansion Space Commencement Date Agreement.

(ii) Payment of Operating Expenses during Construction. Irrespective of the Fifth Amendment Expansion Space Commencement Date as established above, Tenant agrees to commence payment of the Rent Adjustments and Rent Adjustment Deposits applicable to the Fifth Amendment Expansion Space (which represent the pro-rata share of Operating Expenses and Taxes applicable to the Fifth Amendment Expansion Space) commencing on the Effective Date hereof.

(iii) Delay in Delivery. Landlord and Tenant anticipate that the Fifth Amendment Expansion Space Commencement Date shall occur by February 2, 2011, and Landlord shall use commercially reasonable efforts in pursuing the Fifth Amendment Expansion Space Commencement Date. Landlord shall not be liable to Tenant for any failure or delay in delivering the Fifth Amendment Expansion Space to Tenant by any anticipated date; provided, however, if the Fifth Amendment Expansion Space Commencement Date has not occurred on or before March 2, 2011 for any reason other than a Tenant Delay, Tenant shall receive one (1) day of abatement of Monthly Base Rent with respect to the Fifth Amendment Expansion Space for each day between March 2, 2011 and the actual Fifth Amendment Expansion Space Commencement Date, with such Monthly Base Rent abatement to be applied to the first month(s) of Monthly Base Rent with respect to the Fifth Amendment Expansion Space payable under this Fifth Amendment.

(iv) Defined Terms. For purposes of incorporation from the Lease into this Fifth Amendment, in the term “Substantially Complete or Substantial Completion”, and in the term “Tenant Delay”, as such terms are defined in the Original Lease, (a) “Landlord Fifth Amendment Expansion Work” shall be substituted for “Landlord Work”, (b) “Fifth Amendment Expansion Space” shall be substituted for “Premises”, (c) “Fifth Amendment Expansion Workletter” shall be substituted for “Workletter”, (d) “Landlord’s Architect” (as defined in the Fifth Amendment Expansion Workletter) shall be substituted for the “Architect”, and (e) “December 31, 2010” shall be substituted for “Projected Commencement Date”).

(v) Landlord’s Lease Obligations Applicable to Landlord Fifth Amendment Expansion Work. Landlord’s insurance, indemnity, ADA and restoration obligations under the Lease with respect to the “Landlord Work” as set forth in the Original Lease are hereby modified to mean and include the Landlord Fifth Amendment Expansion Work.

(b) Addition of Fifth Amendment Expansion Space. Effective as of the Fifth Amendment Expansion Space Commencement Date, the “Premises” shall be increased by the addition of the Fifth Amendment Expansion Space. Following the addition of the Fifth Amendment Expansion Space, the Premises shall contain approximately 113,384 rentable square feet and consist of the entirety of the first (1st) and second (2nd) floors of the Building other than the main lobby and elevators, the security and fire control room adjacent thereto, and the shared lobby to the freight elevator. The Fifth Amendment Expansion Space shall be subject to all the terms and conditions of the Lease as expressly modified hereby.

(c) Condition of Fifth Amendment Expansion Space. Tenant shall notify Landlord in writing of any “punch list items” with respect to the Landlord Fifth Amendment Expansion Work, or any patent defects claimed by Tenant in the materials or workmanship furnished by Landlord in completing the Landlord Fifth Amendment Expansion Work and/or the Air Handler Unit (defined in Section 5 below), or any failure of the Building systems to be in good working order, within thirty (30) days after the Fifth Amendment Expansion Space Commencement Date. Landlord shall proceed diligently to correct the items stated in such notice (and shall use commercially reasonable efforts to complete the correction of such items within thirty (30) days after the delivery of such notice by Tenant to Landlord, to the extent such work can reasonably be accomplished within thirty (30) days) or, if Landlord disputes the existence of any such items, the decision of Landlord’s Architect with respect to the Landlord Fifth Amendment Expansion Work, and of Landlord’s Engineer (defined in the Fifth Amendment Expansion Workletter) with respect to the Air Handler Unit or the Building systems, as applicable, shall be final and binding on the parties, and Landlord shall proceed promptly after the decision of Landlord’s Architect or Landlord’s Engineer, as applicable, to correct such items in accordance with the immediately preceding sentence. No agreement of Landlord to alter, remodel, decorate, clean or improve the Fifth Amendment Expansion Space and no representation regarding the condition of the Fifth Amendment Expansion Space in connection with Tenant’s occupancy has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Fifth Amendment or in the Fifth Amendment Expansion Workletter.

(d) Surrender Obligations. Section 12.1 of the Original Lease (as amended by the First Amendment) is hereby further amended to add that, upon the expiration or earlier termination of the Lease (as amended hereby), (i) Tenant shall have no obligation to remove (A) the Landlord Fifth Amendment Expansion Work (including, without limitation, the Nitrogen Room, as defined in Section 4) or any portion thereof.

2. Monthly Base Rent.

(a) Fifth Amendment Expansion Space Monthly Base Rent. From and after the Fifth Amendment Expansion Space Commencement Date, Tenant shall pay Monthly Base Rent with respect to the Fifth Amendment Expansion Space for the periods set forth below as follows:

Period of Fifth Amendment Expansion Space Term	Monthly Base Rent per Rentable Square Foot of Fifth Amendment Expansion Space	Monthly Base Rent for Fifth Amendment Expansion Space
Months 1 – 12*	$3.05	$66,529.65
Months 13 – 24	$3.14	$68,492.82
Months 25 – 36	$3.24	$70,674.12
Months 37 – 48	$3.33	$72,637.29
Months 49 – 60	$3.43	$74,818.59
Months 61 – 72	$3.54	$77,218.02
Months 73 – 84	$3.64	$79,399.32
Months 85 – Expiration Date	$3.75	$81,798.75

*These 12-month periods commence on the Fifth Amendment Expansion Space Commencement Date. If the Fifth Amendment Expansion Space Commencement Date is other than the first (1st) day of a calendar month, the first 12-month period shall be deemed to include such partial calendar month and the twelve (12) full calendar months thereafter. Monthly Base Rent with respect to the Fifth Amendment Expansion Space for any partial calendar month during the Fifth Amendment Expansion Space Term shall be prorated on a daily basis based on the actual number of days in such calendar month.

(b) Payment of Rent; Tenant’s Share. All Monthly Base Rent set forth in Section 2(a) above shall be paid in accordance with the terms and conditions of Article 3 of the Original Lease. In addition, Tenant shall continue to be responsible for payment of all other monetary obligations owing under the Lease, including, without limitation, payment of Rent Adjustments, Rent Adjustment Deposits, Deferred Rent Loan Payments, Additional Tenant Improvement Monthly Allowance Payments, Additional Expansion Allowance payments and Third Amendment Allowance Monthly Amortization Payments in accordance with the terms of the Lease and of Section 1(a)(ii) above. From and after the Effective Date hereof, Tenant’s Share shall be increased from 36.98% to 45.79% to reflect Tenant’s obligation pursuant to Section 1(a)(ii) above to commence payment of Rent Adjustments and Rent Adjustment Deposits applicable to the Fifth Amendment Expansion Space on the Effective Date hereof.

3. Fifth Amendment Signing Fee. In consideration of Tenant entering into this Fifth Amendment, Landlord shall pay to Tenant the sum of $51,000.00 in cash (the “Signing Fee”) within thirty (30) days following the Effective Date. In the event Landlord fails to pay the Signing Fee within such thirty (30)-day period, Tenant shall have the right to offset the amount of the Signing Fee against any Rent that becomes due and payable under the Lease, until the amount of the Signing Fee has been fully recouped by Tenant.

4. Nitrogen Generator Room. Landlord, as part of the Landlord Fifth Amendment Expansion Work, shall construct one (1) room on the P2 parking level on the north end of the Building garage in the location indicated in Exhibit C hereof, for the purpose of housing a nitrogen generator to serve the Fifth Amendment Expansion Space (the “Nitrogen Room”). Tenant shall pay a Garage Storage Fee (based on the 371 usable square foot size of the Nitrogen Room) at the rates then in effect pursuant to Section 1.1(14) of the Original Lease. No Operating Expenses or Taxes shall be payable in connection with Tenant’s use of the Nitrogen Room; provided however that Tenant shall be responsible for the cost of utilities (without mark-up)

consumed in connection with the Nitrogen Room as well as for any and all maintenance and repairs to the Nitrogen Room which are not covered under any contractor warranty to correct defects in materials or workmanship in the construction thereof as part of the Landlord Fifth Amendment Expansion Work; provided, however, Landlord shall be responsible for paying the cost of any maintenance or repairs to the Nitrogen Room caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant’s indemnity obligations under the Lease (as amended hereby) shall apply with respect to Tenant’s use of the Nitrogen Room.

5. Air Supply. In addition to the Fifth Amendment Expansion Work, prior to, and as a condition precedent to the occurrence of, the Fifth Amendment Expansion Space Commencement Date, Landlord shall, in a good and workmanlike manner and in compliance with all Laws, including building codes and the ADA, as applicable and as interpreted at the time of installation, (i) install an air handler unit (“Air Handler Unit”) on the roof of the Building to supply and circulate air in and to the Fifth Amendment Expansion Space, and (ii) install all associated duct work from the Air Handler Unit to the point of connection within the Fifth Amendment Expansion Space, items (i) and (ii) above to be collectively referred to as the “Air Handler and Main Air Duct Work”. The size of the Air Handler Unit necessary to serve the Fifth Amendment Expansion Space shall be reasonably determined by Landlord’s Engineer (as defined in the Fifth Amendment Expansion Workletter), and shall be subject to the reasonable written approval of Landlord and Tenant. Landlord shall pay the out-of-pocket cost incurred to perform the Air Handler and Main Air Duct Work up to a total amount not to exceed $750,000, such amount to be referred to as “Landlord’s Air Handler and Main Air Duct Work Cost”. Any balance of the out-of-pocket cost to perform the Air Handler and Main Air Duct Work above this $750,000 not-to-exceed amount shall be borne by Tenant as part of the Fifth Amendment Tenant Improvement Costs more fully defined in the Fifth Amendment Expansion Workletter. Landlord’s Air Handler and Main Air Duct Work Cost (not to exceed $750,000) shall be amortized over a period of 180 months (i.e., 15 years) (the “Air Handler Amortization Period”) at an annual interest rate of 10.5%, compounded monthly, in equal monthly installments, with the monthly installments for the pro rata portion of the Air Handler Amortization Period that commences on the Fifth Amendment Expansion Space Commencement Date and ends on the Termination Date to be payable by Tenant (each such monthly amortization payment payable by Tenant hereunder being referred to herein as the “Air Availability Fee”). Landlord, as part of Operating Expenses, shall maintain the Air Handler Unit and the associated duct work in good condition and repair throughout the Term. Landlord and Tenant shall confirm in writing the monthly amount of the Air Availability Fee as part of the Fifth Amendment Expansion Space Commencement Date Agreement. Tenant’s obligation to pay the Air Availability Fee shall commence on the Fifth Amendment Expansion Space Commencement Date and shall continue on the first day of each month for the remainder of the Fifth Amendment Expansion Space Term (or until the Termination Date, if the Termination Date occurs earlier than the scheduled Expiration Date). The Air Availability Fee shall constitute additional Rent under the terms of the Lease (as amended hereby). Landlord shall have the sole and absolute right to purchase an Air Handler with greater capacities than those necessary, in Landlord’s Engineer’s reasonable opinion, and as reasonably approved in writing by Landlord and Tenant, to serve the needs of the Fifth Amendment Expansion Space so long as Landlord shall solely bear the cost of such an increase in the Air Handler size (“Landlord’s Air Handler Upsizing Right”). Any extra HVAC capacities created by Landlord invoking its Air Handler Upsizing

Right shall be the property of Landlord, available for Landlord to use (or not) to supply and circulate air in and to any space in the Building Landlord may elect. If Landlord does not use Landlord’s Air Handler Upsizing Right, then in the event at any time during the Term Landlord proposes to use the Air Handler Unit to supply and circulate air in and to any other premises in the Building in addition to the Fifth Amendment Expansion Space, then, prior to, and as a condition of, using the Air Handler Unit to supply and circulate air to such other premises, (i) Landlord shall provide documentation to Tenant demonstrating that use of the Air Handler Unit for such other premises will not result in the air supplied and circulated to the Fifth Amendment Expansion Space by the Air Handler Unit being less than that required under applicable regulatory requirements, and (ii) Landlord and Tenant shall have agreed in writing upon an equitable reduction of the Air Availability Fee and maintenance costs of the Air Handler Unit payable by Tenant as a result of the use of the Air Handler Unit for such other premises in addition to the Fifth Amendment Expansion Space.

6. Emergency Power. Pursuant to the Approved Construction Drawings for Suites 100, 200 and the Expansion Premises, the access to standby emergency power granted by Landlord to Tenant therein measures 144 kVA. Tenant is hereby granted access to an additional 47 kVA of emergency power to supply the needs it has identified to Landlord’s Engineer (as defined in the Fifth Amendment Expansion Workletter), such that Tenant shall have access to a total of 191 kVA of standby emergency power for the Premises as expanded by inclusion of the Fifth Amendment Expansion Space.

7. Control Areas. Landlord has granted Tenant use throughout the Term of two (2) Control Areas (as they relate to hazardous materials and chemical use and as such are defined by and apply to laws and regulations and building codes) for Suites 100 and 200 together and has granted Tenant use throughout the Term of an additional Control Area for the Expansion Premises. Landlord hereby grants Tenant use throughout the Term of an additional, fourth (4th) Control Area for the Fifth Amendment Expansion Space.

8. Signage. Section 6.7(b) of the Original Lease is hereby terminated and shall be of no further force or effect, and Tenant’s right to install exterior signage shall be pursuant to the following language, which shall replace Section 6.7(b) of the Original Lease:

In addition to Tenant’s rights under Section 6.7(a), Tenant shall have the right to install and maintain, at Tenant’s sole cost and expense, for Tenant’s exclusive use, one (1) exterior sign at the top parapet of the Building at a location selected by Tenant and reasonably approved by Landlord. Tenant shall comply with any and all Laws applicable to such Building signage, and Tenant shall not install any Building signage without having obtained all necessary permits and licenses. Such exterior Building signage shall be subject to Landlord’s prior approval as to size (provided that, to the extent that the Project is subject to a maximum amount or area of such signage, Tenant shall be entitled to utilize up to Tenant’s Share of such maximum amount for Tenant’s signage), lettering, materials, color, lighting and content of the sign, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall provide its response to Tenant’s submittals of such signage design and content under this subsection within seven (7) business days after Landlord’s receipt of such information. Landlord’s approval shall be deemed given if Landlord fails to respond within such seven (7) business day period. Tenant, at Tenant’s sole cost and expense, shall maintain such exterior Building signage in good condition and repair throughout the Term of this Lease and shall, prior to the Expiration Date or sooner termination of this Lease, remove such exterior Building signage and repair any damage to the Property resulting therefrom.

9. No Early Termination Right. Section 2.13 of the Original Lease (Termination Option) is hereby terminated and shall have no further force or effect. In consideration of Tenant’s agreement to terminate Section 2.13 of the Original Lease, Landlord shall pay to Tenant the sum of $965,000.00 in immediately available funds (the “Termination Waiver Fee”) within sixty (60) days following the Effective Date. In the event Landlord fails to pay the Termination Waiver Fee within such sixty (60)-day period, Tenant shall have the right to offset the amount of the Termination Waiver Fee against any Rent that becomes due and payable under the Lease until the amount of the Termination Waiver Fee has been fully recouped by Tenant.

10. Parking. Section 1.1(13) of the Original Lease (as amended by the First Amendment) is hereby further amended to reflect the addition of the Fifth Amendment Expansion Space as of the Fifth Amendment Expansion Space Commencement Date, so that as of the Fifth Amendment Expansion Space Commencement Date Tenant may use up to an additional two (2) spaces per 1,000 rentable square feet of the Fifth Amendment Expansion Space (i.e., 44 spaces based on 21,813 rentable square feet), for a total, combined with the 184 spaces based on the existing Premises, of 228 parking spaces in the Building garage (218 unreserved, 10 reserved), under the same terms and conditions set forth in the Lease with respect to the parking spaces in the Building garage for the existing Premises.

11. Renewal Option. Section 2.8(a) of the Original Lease is hereby amended to reflect that Tenant shall have the right to exercise the Renewal Option to extend the term of the Lease for the Renewal Term with respect to, in Tenant’s sole discretion (i) the entire Premises of 113,384 rentable square feet, or (ii) the 70,691 rentable square foot original Premises only, or (iii) the 20,880 rentable square foot Expansion Premises plus the 21,813 rentable square foot Fifth Amendment Expansion Space.

12. Recapture. Article (ii) of the first paragraph of Section 10.2 of the Lease regarding recapture shall be expanded so as to also refer to the entirety of the Fifth Amendment Expansion Space.

13. No Ground or Underlying Lease; Consent of Lender. Landlord hereby represents and warrants to Tenant that as of the Effective Date there is no ground or underlying lease of the Real Property. Tenant’s obligations under this Fifth Amendment are conditioned upon Principal Life Insurance Company (“Lender”), as Lender under that certain Subordination, Non-Disturbance and Attornment Agreement dated as of October 31, 2008 executed by and among Landlord, Tenant and Lender, and recorded on October 31, 2008 as Instrument No. 2008-320952 in the Official Records of Alameda County, California, consenting in writing to this Fifth Amendment by executing the Consent of Lender in the form attached hereto or such other form as is reasonably acceptable to Tenant (the “Consent”). Landlord shall use commercially reasonable efforts to obtain the Consent as soon as reasonably possible after the Effective Date.

14. Miscellaneous.

(a) This Fifth Amendment and the exhibits attached hereto, which are incorporated herein by this reference, set forth the entire agreement between the parties with respect to the matters set forth herein.

(b) Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

(c) In the case of any inconsistency between the provisions of the Lease and this Fifth Amendment, the provisions of this Fifth Amendment shall govern and control.

(d) Neither Landlord nor Tenant shall be bound by this Fifth Amendment until each of Landlord and Tenant has executed and delivered the same to the other.

(e) Capitalized terms used in this Fifth Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Fifth Amendment.

(f) Each of Landlord and Tenant hereby represents to the other that it has not dealt with any broker in connection with this Fifth Amendment. Each of Landlord and Tenant agrees to defend, indemnify and hold the other harmless from all claims of any brokers claiming to have represented the indemnifying party in connection with this Fifth Amendment.

(g) Each signatory of this Fifth Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

(h) Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

(i) This Fifth Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Fifth Amendment may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this Fifth Amendment signed by the other party to the same extent as if such party had received an original counterpart.

IN WITNESS WHEREOF, the undersigned have duly executed this Fifth Amendment on the date(s) set forth below, effective as of the Effective Date.

TENANT: AMYRIS, INC., a Delaware corporation

By:	/s/ Tamara L. Tompkins

Print Name:	Tamara L. Tompkins

Its:	Secretary & General Counsel

By:

Print Name:

Its:

LANDLORD: ES EAST, LLC, a California limited liability company

By:	ES EAST ASSOCIATES, LLC, a California limited liability company
Its:	Managing Member

	By:	/s/ Richard K. Robbins
Richard K. Robbins
	Its:	Managing Member

CONSENT OF LENDER

The undersigned, Principal Life Insurance Company (“Lender”), the Lender under that certain Subordination, Non-Disturbance and Attornment Agreement dated as of October 31, 2008 executed by and among ES East, LLC (“Landlord”), Amyris, Inc., successor-in-interest to Amyris Biotechnologies, Inc. (“Tenant”), and Lender, and recorded on October 31, 2008 as Instrument No. 2008-320952 in the Official Records of Alameda County, California (the “SNDA”), hereby consents to the entering into of the foregoing Fifth Amendment to Lease dated as of October __, 2010 between Landlord and Tenant.

LENDER:

PRINCIPAL LIFE INSURANCE COMPANY,

an Iowa corporation

By:	Principal Real Estate Investors, LLC, a Delaware limited liability company, its authorized signatory

By:

Name:

Its:

Date:	, 2010

EXHIBIT A

FIFTH AMENDMENT EXPANSION SPACE

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1 FIRST LEVEL LAB FLOOR PLAN

DGA planning | architecture | interiors

AMYRIS

WAREHAM DEVELOPMENT

FIRST LEVEL SOUTH LABORATORY PLAN

A-101L

EX A

EXHIBIT B

FIFTH AMENDMENT EXPANSION WORKLETTER

This Fifth Amendment Expansion Workletter Agreement (“Workletter”) is attached to and a part of a certain Fifth Amendment to Lease dated as of October __, 2010 (the “Fifth Amendment”) by and between ES EAST, LLC, a California limited liability company, as Landlord, and AMYRIS, INC., a Delaware corporation, as Tenant.

1. Defined Terms. Capitalized terms used in this Workletter shall have the same meanings set forth in the Lease (as amended by the Fifth Amendment) except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation. For purposes of this Workletter the following capitalized terms have the following meanings:

1.1 “Design Documents” means the layout plans and specifications for the real property improvements to be constructed by Landlord in the Fifth Amendment Expansion Space which are the final product of the preliminary space planning and which (i) will include the Nitrogen Room; (ii) will be based upon, among other things, the preliminary space plan attached to this Workletter as Schedule 1; and (iii) comply with all Law as applicable and as interpreted at the time of construction of the Fifth Amendment Tenant Improvements (defined below), including, all building codes and the ADA;

1.2 “Construction Drawings” means the final architectural plans and specifications, and engineering plans and specifications, for the real property improvements to be constructed by Landlord in the Fifth Amendment Expansion Space in sufficient detail to be submitted for governmental approvals and building permits and to serve as the detailed construction drawings and specifications for the contractor, and shall (i) be based upon and consistent with the Design Documents, and (ii) comply with all Laws as applicable and as interpreted at the time of construction of the Fifth Amendment Tenant Improvements (defined below), including all building codes and the ADA;

1.3 “Fifth Amendment Tenant Improvements” means all real property improvements to be constructed by Landlord as shown on the Construction Drawings, as they may be modified as provided herein; and

1.4 “Landlord Fifth Amendment Expansion Work” means the construction and installation of the Fifth Amendment Tenant Improvements.

2. Design Matters.

2.1. Landlord, through its architect DGA Architects (“Landlord’s Architect”) and its mechanical, electrical and plumbing engineer Flack & Kurz (“Landlord’s Engineer”), shall prepare the Design Documents and the Construction Drawings, as they may be modified as provided herein, in accordance with the design specified by Tenant and reasonably approved by Landlord. Landlord shall deliver the Design Documents to Tenant for review by no later than five (5) days after the Effective Date hereof. Landlord shall deliver the Construction Drawings to Tenant for review within twenty (20) days after Tenant’s written approval of the Design Documents.

EX B

2.2. Tenant shall be responsible for the suitability for the Tenant’s needs and business of the design and function of all Fifth Amendment Tenant Improvements. Tenant, at its own expense, shall devote such time and provide such instructions as may be necessary to enable Landlord to complete the matters described below, and Tenant shall respond with respect to such matters, within the times described below:

(a) Within five (5) days after receipt of the Design Documents from Landlord, Tenant shall deliver written notice to Landlord of either Tenant’s approval of the Design Documents or Tenant’s reasonable disapproval thereof, in which event Tenant’s notice shall specify the changes requested to the Design Documents as a condition of Tenant’s approval. If Tenant delivers notice of disapproval, within ten (10) days after Landlord’s receipt thereof Landlord shall deliver a revised set of Design Documents to Tenant which shall incorporate the changes specified in Tenant’s notice of disapproval. Tenant shall provide final written approval of the revised Design Documents within five (5) days after receipt thereof; and

(b) Within fifteen (15) days after Landlord and Tenant have agreed upon the Approved Construction Drawings (defined below), Landlord shall prepare and deliver to Tenant a nonbinding preliminary estimate (“Landlord’s Preliminary Estimate”) of the Fifth Amendment Tenant Improvement Costs (defined in Section 3.2 below). Tenant shall review and provide either its written approval of Landlord’s Preliminary Estimate or its objections thereto within five (5) days after receipt thereof. If Tenant notifies Landlord of any objections to Landlord’s Preliminary Estimate, Landlord and Tenant shall work together in good faith to reach a mutually acceptable alternative cost estimate as soon as reasonably practicable; and

(c) Within five (5) days after receipt of the Construction Drawings from Landlord, Tenant shall deliver written notice to Landlord of either Tenant’s approval of the Construction Drawings or Tenant’s reasonable disapproval thereof, in which event Tenant’s notice shall specify the changes requested to the Construction Drawings as a condition of Tenant’s approval. If Tenant delivers notice of disapproval, within ten (10) days after Landlord’s receipt thereof Landlord shall deliver a revised set of Construction Drawings to Tenant which shall incorporate the changes specified in Tenant’s notice of disapproval. Tenant shall provide final written approval of the revised Construction Drawings within five (5) days after receipt thereof. The Construction Drawings approved by Tenant shall be referred to herein as the “Approved Construction Drawings”.

3. Construction; Landlord’s Contribution; Fifth Amendment Tenant Improvement Costs.

3.1. Construction; Landlord’s Contribution. Landlord, through its general contractor DPR (“Contractor”), shall complete the construction of the Fifth Amendment Tenant Improvements in a good and workmanlike manner and in accordance with the Approved Construction Drawings and Landlord’s Preliminary Estimate approved by Tenant. Tenant shall have the right to reasonably review and approve of all major subcontractors proposed to be used by Contractor.

3.2. Fifth Amendment Tenant Improvement Costs. Except as otherwise set forth herein, the hard and soft costs of designing, permitting and constructing the Fifth Amendment Tenant Improvements in accordance with the Approved Construction Drawings, Landlord’s Preliminary Estimate approved by Tenant and any Change Orders approved in

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writing by Tenant (“Fifth Amendment Tenant Improvement Costs”), shall be borne by Tenant in accordance with the terms and conditions set forth herein. The Fifth Amendment Tenant Improvement Costs shall include without limitation the following items:

(a) The costs of Landlord’s Architect, Landlord’s Engineer, the Contractor, suppliers and subcontractors and any other consultants retained by Landlord and approved in writing by Tenant in connection with the preparation of Design Documents and Constructions Drawings related to the construction of the Fifth Amendment Tenant Improvements;

(b) All costs of obtaining from the City of Emeryville and any other governmental authority, approvals, building permits and occupancy permits, if any;

(c) All costs of designing, constructing and installing the Fifth Amendment Tenant Improvements (including without limitation, the Nitrogen Room and the generator and other related equipment therein) in compliance with all applicable Laws, including with all building codes and the ADA, as interpreted at the time of construction (other than those relating to deficiencies in the Common Areas as of the Effective Date of the Fifth Amendment as more specifically addressed in this Section below); and

(d) A fee to Landlord for coordination and supervision of the Fifth Amendment Tenant Improvements equal to three percent (3%) of the cost of the Fifth Amendment Tenant Improvements.

The Fifth Amendment Tenant Improvement Costs shall be paid by Tenant pursuant to the terms of Section 4 below. Notwithstanding anything to the contrary set forth in this Workletter or the Fifth Amendment, the Fifth Amendment Tenant Improvement Costs shall not include, and Landlord, and not Tenant, shall be responsible for paying, the cost of bringing the portions of the first (1st) floor of the Building that had previously constituted Common Areas prior to Tenant’s lease of the entire first (1st) floor by the addition of the Fifth Amendment Expansion Space (i.e., corridor, restrooms and lobby/seating area) into good working order and compliance with all Law as applicable and as interpreted as of the Effective Date of the Fifth Amendment, including all building codes and the ADA. In addition, the Fifth Amendment Tenant Improvements do not include Landlord’s Air Handler and Main Air Duct Work Cost, as defined in Section 5 of the Fifth Amendment.

3.3. Limitations of Landlord’s Obligations. Upon Substantial Completion of the Fifth Amendment Tenant Improvements, Landlord shall have no further obligation to construct improvements or construct modifications to or changes in the Fifth Amendment Tenant Improvements, except to complete the punchlist of the Landlord Fifth Amendment Expansion Work remaining to be completed or correct any part thereof not in compliance with the Approved Construction Drawings and any approved modifications thereof and to cause the Fifth Amendment Expansion Space to be in the condition required in Section 1(c) of the Fifth Amendment.

4. Tenant’s Payment of Fifth Amendment Tenant Improvement Costs. Within five (5) days following Tenant’s written approval of Landlord’s Preliminary Estimate, Tenant shall, in writing, give Landlord authorization to complete the Fifth Amendment Tenant Improvements in accordance with the Approved Construction Drawings. Tenant’s authorization letter shall also

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notify Landlord how much, if any, of the Fifth Amendment Expansion Allowance (as defined in Section 4(b) below) Tenant wishes to utilize towards its payment of the Fifth Amendment Tenant Improvement Costs. The positive difference, if any, between (i) the Landlord’s Preliminary Estimate approved by Tenant, and (ii) the amount of the Fifth Amendment Expansion Allowance Tenant authorizes be applied towards payment of the Fifth Amendment Tenant Improvement Costs, shall be referred to as “Tenant’s Estimated Share of Fifth Amendment Tenant Improvement Costs”. The ratio of Tenant’s Estimated Share of Fifth Amendment Tenant Improvement Costs to the total estimated Fifth Amendment Tenant Improvement Costs set forth in the Landlord’s Preliminary Estimate approved by Tenant shall be referred to as “Tenant’s Contribution Ratio”. Monthly, as Landlord incurs Fifth Amendment Tenant Improvement Costs, Landlord shall submit to Tenant invoices from Landlord’s Architect, Landlord’s Engineer, any other consultant retained by Landlord and approved in writing by Tenant or the Contractor, as applicable, evidencing the same (a “Monthly TI Cost Summary”). Within fifteen (15) days of Tenant’s receipt of a Monthly TI Cost Summary from Landlord, Tenant shall remit to Landlord in immediately available funds an amount equal to the product of: (a) ninety percent (90%) times (b) Tenant’s Contribution Ratio, times (c) the respective Monthly TI Cost Summary, said payment being referred to as a “Tenant Monthly TI Cost Payment”.

(a) Final Costs of Fifth Amendment Tenant Improvements. Within fifteen (15) days after Substantial Completion of the Fifth Amendment Tenant Improvements and Landlord’s completion of any punch list items and/or defects relating to the Fifth Amendment Tenant Improvements in accordance with the terms of Section 1(c) of the Fifth Amendment, Landlord shall submit to Tenant a reconciliation of the final Fifth Amendment Tenant Improvement Costs (excluding any costs covered under contractor warranty to correct defects in materials or workmanship in the Fifth Amendment Tenant Improvements), accompanied by invoices from Landlord’s Architect, Landlord’s Engineer, any other consultant retained by Landlord and approved in writing by Tenant and the Contractor evidencing the same (“Landlord’s Final TI Cost Summary”). Within fifteen (15) days of Tenant’s receipt of Landlord’s Final TI Cost Summary, Tenant shall pay to Landlord in immediately available funds an amount equal to the positive difference, if any, between: (a) Landlord’s Final TI Cost Summary, minus (b) the amount of the Fifth Amendment Expansion Allowance which Tenant authorized to be applied towards payment of Fifth Amendment Tenant Improvement Costs, minus (c) the total amount of Tenant Monthly TI Cost Payments previously made by Tenant to Landlord pursuant to this Section 4. If the total amount of Tenant Monthly TI Cost Payments previously made by Tenant to Landlord pursuant to this Section 4 is greater than the positive difference between (a) Landlord’s Final TI Cost Summary, minus (b) the amount of the Fifth Amendment Expansion Allowance which Tenant authorized to be applied towards payment of Fifth Amendment Tenant Improvement Costs, Landlord shall immediately remit 100% of such excess Tenant Monthly TI Cost Payments to Tenant.

(b) Fifth Amendment Expansion Allowance. On or before December 31, 2010, Tenant may request from Landlord an amount of up to $750,000.00 (the “Fifth Amendment Expansion Allowance”) to apply towards Tenant’s payment of the Fifth Amendment Tenant Improvement Costs, subject to the terms and conditions set forth herein.

(i) Repayment. The amount of the Fifth Amendment Expansion Allowance funded by Landlord, if any, shall be amortized on a straight line basis over the period

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from the first (1st) day of the calendar month immediately following the Fifth Amendment Expansion Space Commencement Date to the Expiration Date, at an annual interest rate of 10.5%, compounded monthly. Tenant shall pay such amortization payments in equal monthly installments to Landlord commencing on the first (1st) day of the calendar month immediately following the Fifth Amendment Expansion Space Commencement Date, and continuing on the first day of each month for the remainder of the Fifth Amendment Expansion Space Term (such monthly amortization payments being referred to herein as the “Fifth Amendment Expansion Allowance Monthly Amortization Payments”). The Monthly Base Rent owing under the Lease shall be increased by such Fifth Amendment Expansion Allowance Monthly Amortization Payments.

(ii) Other Lease Modifications.

(A) References to “Monthly Base Rent” and “Rent” in Sections 1.1(8) and 1.3 of the Original Lease, as amended by the First Amendment and Third Amendment, shall be further amended pursuant to Section 4(b)(i) above with respect to the Fifth Amendment Expansion Allowance Monthly Amortization Payments. The terms of Section 1.1(8) of the Original Lease with respect to the Deferred Base Rent shall not apply to the Fifth Amendment Expansion Allowance Monthly Amortization Payments.

(B) In the “Excess Rent” provision contained in Section 10.3 of the Original Lease, as amended by the Third Amendment, the phrase “and Fifth Amendment Expansion Allowance Monthly Amortization Payments” shall be inserted within the parenthetical in said section, which parenthetical shall now read as follows: “(excluding, however, any Deferred Rent Loan Payments, Third Amendment Allowance Monthly Amortization Payments and Fifth Amendment Expansion Allowance Monthly Amortization Payments)”.

(C) Sections 6.5, 14.3, 15.1 and 15.2 of the Original Lease, with respect to the abatement and/or reduction of Rent, as amended by the Third Amendment, shall not apply to the Fifth Amendment Expansion Allowance Monthly Amortization Payments. The parenthetical in Section 6.5 of the Original Lease is hereby terminated, shall have no further force or effect, and shall be replaced with the following: “(excluding, however, any Deferred Rent Loan Payments, Additional Tenant Improvement Monthly Allowance Payments, Third Amendment Allowance Monthly Amortization Payments and Fifth Amendment Expansion Allowance Monthly Amortization Payments, which shall continue to be due and payable regardless of any such rent abatement)”.

(D) If, for any reason, the Termination Date occurs earlier than the scheduled Expiration Date, and Tenant has not yet paid in full the Fifth Amendment Expansion Allowance by the Termination Date, then the unamortized balance of the Fifth Amendment Expansion Allowance shall immediately become due and payable as of the Termination Date.

(E) Section 25.8(ii)(a) of the Original Lease, as amended by the First Amendment and the Third Amendment, shall be further amended to mean and include the Fifth Amendment Expansion Allowance.

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5. Changes. If Tenant shall request any change, addition or alteration in the Approved Construction Drawings, Landlord, within three (3) business days after receipt of such request, shall give Tenant a written estimate of (a) the cost of engineering and design services and the construction contractor services to prepare a change order (the “Change Order”) in accordance with such request, (b) the cost of work to be performed pursuant to such Change Order, and (c) the time delay expected because of such requested Change Order. Within three (3) business days following Tenant’s receipt of the foregoing written estimate, Tenant shall notify Landlord in writing whether it approves such written estimate. If Tenant approves such written estimate, then the amount of the estimated cost so approved by Tenant shall be paid in accordance with Section 4 above. If such written authorization is not received by Landlord within such three (3) business day period, Landlord shall not be obligated to prepare the Change Order or perform any work in connection therewith. Upon completion of the work of the Change Order and submission of the final cost thereof by Landlord to Tenant, Tenant shall pay to Landlord such cost in accordance with Section 4 above. Any delay in Substantial Completion of the Fifth Amendment Tenant Improvements by the date set forth in the first sentence of Section 1(a)(iii) of the Fifth Amendment resulting from any approved Change Orders shall constitute a Tenant Delay.

6. Dispute Resolution. In the event of any dispute between Landlord and Tenant regarding (i) the occurrence or alleged occurrence, or the duration, of any Tenant Delay, or (ii) Substantial Completion of the Fifth Amendment Tenant Improvements (as the definition of Substantial Completion has been incorporated from the Lease into the Fifth Amendment pursuant to Section 1(a)(iii) thereof), the parties agree to attempt to resolve such dispute promptly and in good faith; provided, however, that if the parties are unable to resolve such dispute within ten (10) days after such dispute arises, they shall retain an independent third party architect familiar with the construction in the vicinity of the Building of tenant improvements similar in nature to the Fifth Amendment Tenant Improvements to arbitrate such dispute. Such third party architect shall have the authority to make a final and binding resolution of such dispute, and the parties shall share equally the fees and charges of such architect.

7. Force and Effect. The terms and conditions of this Workletter supplement the Fifth Amendment and shall be construed to be a part of the Fifth Amendment and are incorporated in the Fifth Amendment. Without limiting the generality of the foregoing, any default by any party hereunder shall have the same force and effect as a default under the Lease. Should any inconsistency arise between this Workletter and the Lease (as amended by the Fifth Amendment), as to the specific matters that are the subject of this Workletter, the terms and conditions of this Workletter shall control.

8. Representatives of Parties.

8.1 Landlord has designated Geoff Sears as its sole representative with respect to the matters set forth in this Workletter, who, until further written notice to Tenant, shall have the full authority and responsibility to act on behalf of Landlord as required in this Workletter.

8.2 Tenant has designated Rick Campbell as its sole representative with respect to the matters set forth in this Workletter, who, until further written notice to Landlord,

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shall have the full authority and responsibility to act on behalf of Tenant as required in this Workletter.

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SCHEDULE 1 TO EXHIBIT B

SPACE PLAN

EX B

EXHIBIT C

DIAGRAMS OF NITROGEN ROOM

A
B
C
D
E
F
G
H
J
K
L
M
N
P
Q
1
2
3
4
5
6
STORAGE
PARKING LEVEL P2

1 PARKING LEVEL P2

DGA planning | architecture | interiors

CONSULTANTS

STAMP

KEY PLAN

AMYRIS

WAREHAM DEVELOPMENT

CLIENT WAREHAM

PROJECT

ADDRESS

PROJECT NO.

SCALE

TITLE

PARKING LEVEL P2

A-P2

EX C

N
P
P.7
Q
1
2
3
4
5
6
STORAGE
STAIR 3
SHAFT 10
STORAGE

2 PARKING LEVEL 2 PLAN - SOUTH

P
Q
1
2
H2 GENERATOR
STORAGE

1 ENLARGED PARKING LEVEL 2 PLAN - SOUTH

DGA planning | architecture | interiors

WAREHAM DEVELOPMENT

WSP • FLACK+KURTZ

EmeryStation East
FLOOR 1 (SOUTH)
AMYRIS -TI

key plan

scale 1/8" = 1'-0"

PLUMBING
PARKING LEVEL 2 PLAN - SOUTH

sheet name

P2.P2

sheet no.

EX C